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EXHIBIT 11.1


                         HARTFORD COMPUTER GROUP, INC.
                        COMPUTATION OF WEIGHTED AVERAGE
                      NUMBER OF COMMON SHARES OUTSTANDING

                     FOR THE YEAR ENDED DECEMBER 31, 1996




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

Pro Forma--
    Weighted average number of common
     shares issued and outstanding, actual          9,780,188

    Common shares assumed to be outstanding
     related to stock options granted in
     January, 1997, below the assumed
     initial offering price of $15                    119,100

    Common shares necessary to generate
     proceeds to pay the assumed S
     Corporation distributions                        333,333
                                                   ----------
    Pro forma weighted average number of
     common shares outstanding                     10,232,621
                                                   ==========

Supplemental pro forma--

    Pro forma weighted average number of
     common shares outstanding                     10,232,621

    Common shares necessary to generate
     proceeds to repay certain indebtedness         1,847,044
                                                   ----------

    Supplemental pro forma weighted average
     number of common shares outstanding           12,079,665
                                                   ==========
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